Exhibit 99.1

Red Cat Signs Definitive Agreement to Acquire Skypersonic and its “Fly Anywhere” Drone Technologies

ORLANDO, FL – February 16, 2021 (PRNewswire) – Red Cat Holdings, Inc. (OTC: RCAT) (“Red Cat” or the “Company”), a leading brand in the drone industry, announced the signing of a definitive agreement to acquire Skypersonic, Inc., a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world.

Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is not allowed or available. Skycopter is a miniature drone fitted into a cage to avoid damage to inspected areas and the drone. Skyloc is a stand-alone, real time, software system which enables the drone to record and transmit inspection data while being operated from thousands of miles away. Skypersonic’s intellectual property portfolio includes eight US and European patents.

“The addition of Skypersonic will further strengthen our growing suite of highly specialized and unique drone services,” stated Jeff Thompson, CEO of Red Cat. “We continue to build a strong platform of products and services in the drone industry which is forecast to reach $40 billion by 2025.” (Globe Newswire)

“Skypersonic currently services global customers in the automotive and energy industries who rely on our drone platform to perform real-time inspections in remote locations using pilots and inspectors located all over the world.” stated Giuseppe Santangelo, CEO of Skypersonic. “Combining our talent and resources with Red Cat will enable us to accelerate growth in established markets while expanding our reach into new territories.”

About Red Cat

Red Cat provides products, services and solutions to the drone industry through its three wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships. Red Cat Propware is developing a Software-as-a-Solution (“SaaS”) platform to provide drone flight data analytics and storage, as well as diagnostic products and services.

About Skypersonic Inc.

Skypersonic Inc., is a provider of drone products and software solutions designed to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is not allowed or available. Skycopter is a miniature drone fitted into a cage to avoid damage to inspected areas and the drone. Skyloc is a stand-alone, real time, software system which enables the drone to record and transmit inspection data while being operated from thousands of miles away. Skypersonic’s intellectual property portfolio includes eight US and European patents.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Contact

Chad Kapper
Phone: (818) 906-4701
E-mail: support@rotorriot.com
Website: https://rotorriot.com

Investor Relations Contact

Bruce Haase

RedChip Companies

(407) 712-8965

bruce@redchip.com